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                                                                 EXHIBIT 10(b)

INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Pre-Effective Amendment No. 1 to Registration Statement No. 333-91098 of Merrill Lynch Life Variable Annuity Separate Account D on Form N-4 of our report on Merrill Lynch Life Insurance Company dated February 25, 2002, appearing in the Statement of Additional Information, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in the Prospectus, which is a part of such Registration Statement.


/s/ Deloitte & Touche LLP


New York, New York
September 20, 2002